Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

Equity Bancshares, Inc. Results Include Strong Organic Growth

While Expanding Kansas Franchise

Company’s third quarter includes loan growth, exclusive of PPP, accompanying successful integration of largest merger in Company’s history and announcement of the Company’s first common stock dividend

WICHITA, Kansas, October 19, 2021 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “the Company”, “we”, “us”, “our”), the Wichita-based holding company of Equity Bank, reported net income of $11.8 million and $0.80 earnings per diluted share for the quarter ended September 30, 2021.  Equity’s results occurred as the Company completed its acquisition of American State Bancshares, Inc. on October 1, 2021.

“As the founder of Equity Bank, our results this quarter are particularly satisfying, as we celebrate continued loan growth, excellent earnings and our first cash stock dividend while simultaneously closing the largest acquisition in our history.  I am grateful to our loyal employees and stockholders as we continue to grow and improve Equity Bank,” said Brad S. Elliott, Chairman and CEO of Equity.

I’m pleased with the growth of the Equity Bank brand and the hard work and collaboration of our team members throughout our regions, including our bank employees, lenders, and operations professionals who placed the customer first and executed with open doors, expertise, and availability,” said Mr. Elliott. “We’ve successfully integrated American State Bank & Trust Company into our platform while continuing to provide momentum, support and expertise to our customers throughout our franchise.”

Equity customers successfully had $175.7 million of Paycheck Protection Program (“PPP”) loans forgiven during the quarter, resulting in the recognition of fee income totaling $7.7 million in the three-month period ended September 30, 2021.  At September 30, 2021, the total unrecognized fee income associated with PPP loans was $3.0 million.

“Our entrepreneurial culture drives the efficiency of our merger process, assists in building a solid community banking network that is responsive to a diverse customer base and excels at adding core deposits and new households in a changing environment.  Our mission as a community bank is to continue to prioritize local customers, local service, and bankers willing to go above and beyond. As we continue to grow, expand and deliver, our focus will drive value for our shareholders,” said Mr. Elliott.

Notable Items:

•

Diluted earnings per share of $0.80, adjusted to reflect core operating results, was $0.96 per diluted share.  The adjustments to earnings were comprised of the exclusion of merger expenses of $4.0 million, non-accrual interest income of $1.4 million, bank-owned life insurance death benefit of $486 thousand and additional reserving for repurchase obligations associated with the Company’s Federal Deposit Insurance Corporation (“FDIC”) assisted transaction of $771 thousand.

•	Linked quarter service fee revenue, including deposit services, mortgage banking, trust and wealth and insurance services increased to $6.7 million from $6.4 million, or 3.7%.
•

The Company authorized a second stock repurchase program in the third quarter of 2020 totaling 800,000 shares.  During the quarter ended September 30, 2021, the Company repurchased 57,239 shares at a weighted average cost of $30.64 per share, totaling $1.8 million.  At the end of the quarter, capacity of 123,448 shares remained under the current repurchase program.  The Board authorized the repurchase of up to an additional 1,000,000 shares of Equity’s outstanding common stock, beginning October 29, 2021, and concluding October 28, 2022, subject to non-objection by the Company’s primary regulators.

•	The Company announced and paid its first common stock dividend of $0.08 per share to shareholders of record as of September 30, 2021.

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

Equity’s Balance Sheet Highlights:

•

During the quarter total loans decreased from $2.82 billion to $2.69 billion, including a reduction in PPP assets of $175.7 million.  Excluding the impact of PPP, organic growth linked quarter was $41.8 million, or 7.1% annualized.

•

Total deposits of $3.66 billion at September 30, 2021, as compared to $3.69 billion at June 30, 2021.  Checking, savings and money market accounts were $3.08 billion at September 30, 2021, relative to $3.03 billion at June 30, 2021.  As compared to December 31, 2020, the Bank has increased non-interest-bearing deposits by $192.8 million, or 24.4%.

•

As excess liquidity continues to impact the operating environment at quarter end, securities and interest-earning cash and cash equivalents comprise 31.4% of average earnings assets, up from 28.0% at the end of the linked quarter and 25.0% at the end of the comparable quarter in the previous year.

Financial Results for the Quarter Ended September 30, 2021

Net income allocable to common stockholders was $11.8 million, or $0.80 per diluted share, for the three months ended September 30, 2021, as compared to $15.2 million, or $1.03 per diluted share, for the three months ended June 30, 2021, a decrease of $3.4 million.  This third quarter decrease was attributable to an increase in non-interest expense of $4.9 million, an increase in provision for credit losses of $2.7 million and a decrease of $1.3 million in non-interest income, partially offset by an increase in net interest income $4.3 million and a decrease in provision for income taxes of $1.1 million.

Net Interest Income

Net interest income was $39.0 million for the three months ended September 30, 2021, as compared to $34.6 million for the three months ended June 30, 2021, an increase of $4.3 million, or 12.6%.  The increase in net interest income was primarily driven by an increase in loan fees, due to the forgiveness of PPP assets, of $2.0 million for the quarter ended September 30, 2021, compared to the quarter ended June 30, 2021.  The yield on interest-earning assets increased 32-basis points to 4.20% during the quarter ended September 30, 2021, as compared to 3.88% for the quarter ended June 30, 2021.  The cost of interest-bearing deposits declined by 3-basis points to 0.28% for the three months ended September 30, 2021, from 0.31% in the previous quarter.

Provision for Credit Losses

During the three months ended September 30, 2021, there was a provision of $1.1 million in the allowance for credit losses recognized through the provision for credit losses as compared to a net release of $1.7 million of provision for credit losses for the three months ended June 30, 2021.  The comparative increase was primarily driven by an increase in reserves on specifically assessed assets which was partially offset by improving trends in the Company’s loss experience and moderating economic impacts.  For the three months ended September 30, 2021, we had net charge-offs of $129 thousand as compared to $567 thousand for the three months ended June 30, 2021.

Non-Interest Income

Total non-interest income was $7.8 million for the three months ended September 30, 2021, as compared to $9.1 million for the three months ended June 30, 2021, or a decline of 14.0% quarter over quarter.  Other non-interest income was $546 thousand, a decrease of $1.5 million, or 73.6%, from the quarter ended June 30, 2021.  The decrease in other non-interest income was primarily due to the accounting for potential repurchase obligations associated with assets previously purchased through a FDIC assisted transaction.  In the second quarter, the Company trued up the guarantee on a number of assets resulting in income recognition of $917 thousand.  In the third quarter, two unrelated assets were identified to have experienced deterioration requiring the recognition of a reserve, resulting in $771 thousand in expense.  The net change in these inputs account for the change in the line item.

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

During the quarter, service fee revenue, including deposit services, mortgage banking, trust and wealth management, credit cards and insurance increased to $6.7 million from $6.4 million during the second quarter.  The growth was driven by increasing transaction activity and insurance commissions and fees.

Non-Interest Expense

Total non-interest expense for the quarter ended September 30, 2021, was $30.7 million as compared to $25.8 million for the quarter ended June 30, 2021.  The $4.9 million change is primarily attributed to increases of $3.6 million in merger expenses, $819 thousand in salaries and employee benefits, driven by a comparative reduction in the deferral of cost associated with loan originations, and $372 thousand loss on debt extinguishment, related to the repayment of fixed-rate term advances with Federal Home Loan Bank that were acquired through a prior merger.

Asset Quality

As of September 30, 2021, Equity’s allowance for credit losses to total loans was 2.0%, as compared to 1.8% at June 30, 2021.  Nonperforming assets were $74.3 million as of September 30, 2021, or 1.7% of total assets, compared to $66.7 million at June 30, 2021, or 1.6% of total assets.  Total classified assets, including loans rated special mention or worse, other real estate owned and other repossessed assets were $112.4 million, or 24.3% of regulatory capital, up from $103.5 million, or 23.2% of regulatory capital as of June 30, 2021.

During the quarter non-performing assets increased by $7.5 million due to the transition of one significant relationship to non-accrual.  The Company provided $1.1 million to the allowance for credit losses, comprised of an increase in specific reserves, primarily driven by the migration of this asset to non-accrual, partially offset by improving historical loss performance and the continued moderation of economic conditions following the height of the pandemic.

Regulatory Capital

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 12.4%, the total capital to risk-weighted assets was 16.6% and the total leverage ratio was 9.0% at September 30, 2021.  At December 31, 2020, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 12.8%, the total capital to risk-weighted assets ratio was 17.4% and the total leverage ratio was 9.3%.

The Company’s subsidiary, Equity Bank, had a ratio of common equity tier 1 capital to risk-weighted assets of 14.5%, a ratio of total capital to risk-weighted assets of 15.8% and a total leverage ratio of 10.1% at September 30, 2021.  At December 31, 2020, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 14.5%, the ratio of total capital to risk-weighted assets was 15.7% and the total leverage ratio was 10.1%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions.  Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue recognized, how much of that dollar is expended.  To improve the comparability of the ratio to our peers, non-core items are excluded.  To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

Return on average assets before income tax provision, provision for loan losses and goodwill impairment is a measure that the Company uses to understand fundamental operating performance before these expenses.  Used as a ratio relative to average assets, we believe it demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.  Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization.  These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally.  Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity.  Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company.  Other companies may calculate and define their non-GAAP financial measures and supplemental data differently.  A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 8 in the following press release tables.

Conference Call and Webcast

Equity Chairman and Chief Executive Officer, Brad Elliott, and Executive Vice President and Chief Financial Officer, Eric Newell, will hold a conference call and webcast to discuss the 2021 third quarter results on Wednesday, October 20, 2021, at 10:00 a.m. eastern time, 9:00 a.m. central time.

Investors, news media and other participants should register for the call or audio webcast at investor.equitybank.com. On Wednesday, October 20, 2021, participants may also dial into the call toll-free at (844) 534-7311 from anywhere in the U.S. or (574) 990-1419 internationally, using conference ID no. 7698604.

Participants are encouraged to dial into the call or access the webcast approximately 10 minutes prior to the start time.  Presentation slides to pair with the call or webcast will be posted one hour prior to the call at investor.equitybank.com.

A replay of the call and webcast will be available two hours following the close of the call until October 27, 2021, accessible at (855) 859-2056 with conference ID no. 7698604 at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control.

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2021, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, such as COVID-19, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Unaudited Financial Tables

•	Table 1. Consolidated Statements of Income
•	Table 2. Quarterly Consolidated Statements of Income
•	Table 3. Consolidated Balance Sheets
•	Table 4. Selected Financial Highlights
•	Table 5. Year-To-Date Net Interest Income Analysis
•	Table 6. Quarter-To-Date Net Interest Income Analysis
•	Table 7. Quarter-Over-Quarter Net Interest Income Analysis
•	Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Interest and dividend income
Loans, including fees	$37,581	$32,278	$102,392	$99,281
Securities, taxable	3,920	3,476	11,242	12,113
Securities, nontaxable	655	923	2,096	2,769
Federal funds sold and other	290	405	846	1,409
Total interest and dividend income	42,446	37,082	116,576	115,572
Interest expense
Deposits	1,881	3,064	6,316	13,827
Federal funds purchased and retail repurchase agreements	24	25	72	80
Federal Home Loan Bank advances	10	471	155	2,198
Federal Reserve Bank discount window	—	—	—	6
Bank stock loan	—	—	—	415
Subordinated debt	1,556	1,415	4,669	1,953
Total interest expense	3,471	4,975	11,212	18,479

Net interest income	38,975	32,107	105,364	97,093
Provision (reversal) for credit losses	1,058	815	(6,355)	23,255
Net interest income after provision (reversal) for credit losses	37,917	31,292	111,719	73,838
Non-interest income
Service charges and fees	2,360	1,706	6,125	5,097
Debit card income	2,574	2,491	7,603	6,735
Mortgage banking	801	877	2,584	2,298
Increase in value of bank-owned life insurance	1,169	489	2,446	1,452
Net gain on acquisition	—	—	585	—
Net gains (losses) from securities transactions	381	—	398	12
Other	546	922	3,902	1,929
Total non-interest income	7,831	6,485	23,643	17,523
Non-interest expense
Salaries and employee benefits	13,588	13,877	39,079	40,076
Net occupancy and equipment	2,475	2,224	7,170	6,578
Data processing	3,257	2,817	9,394	8,243
Professional fees	1,076	877	3,148	3,187
Advertising and business development	760	598	2,241	1,697
Telecommunications	439	486	1,531	1,363
FDIC insurance	465	360	1,305	1,291
Courier and postage	344	366	1,040	1,103
Free nationwide ATM cost	519	439	1,504	1,186
Amortization of core deposit intangibles	1,030	1,030	3,094	2,806
Loan expense	207	107	626	628
Other real estate owned	(342)	133	(805)	710
Loss on debt extinguishment	372	—	372	—
Merger expenses	4,015	—	4,627	—
Goodwill impairment	—	104,831	—	104,831
Other	2,484	2,690	7,050	6,831
Total non-interest expense	30,689	130,835	81,376	180,530
Income (loss) before income tax	15,059	(93,058)	53,986	(89,169)
Provision for income taxes	3,286	(2,653)	11,972	(1,711)
Net income (loss) and net income (loss) allocable to common stockholders	$11,773	$(90,405)	$42,014	$(87,458)
Basic earnings (loss) per share	$0.82	$(6.01)	$2.92	$(5.75)

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

Diluted earnings (loss) per share	$0.80	$(6.01)	$2.86	$(5.75)
Weighted average common shares	14,384,302	15,040,407	14,397,146	15,211,901
Weighted average diluted common shares	14,669,312	15,040,407	14,688,092	15,211,901

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Interest and dividend income
Loans, including fees	$37,581	$33,810	$31,001	$35,383	$32,278
Securities, taxable	3,920	3,523	3,799	3,408	3,476
Securities, nontaxable	655	717	724	913	923
Federal funds sold and other	290	268	288	285	405
Total interest and dividend income	42,446	38,318	35,812	39,989	37,082
Interest expense
Deposits	1,881	2,025	2,410	2,755	3,064
Federal funds purchased and retail repurchase agreements	24	26	22	25	25
Federal Home Loan Bank advances	10	80	65	94	471
Subordinated debt	1,556	1,557	1,556	1,556	1,415
Total interest expense	3,471	3,688	4,053	4,430	4,975

Net interest income	38,975	34,630	31,759	35,559	32,107
Provision (reversal) for credit losses	1,058	(1,657)	(5,756)	1,000	815
Net interest income after provision (reversal) for credit losses	37,917	36,287	37,515	34,559	31,292
Non-interest income
Service charges and fees	2,360	2,169	1,596	1,759	1,706
Debit card income	2,574	2,679	2,350	2,401	2,491
Mortgage banking	801	848	935	855	877
Increase in value of bank-owned life insurance	1,169	676	601	489	489
Net gain on acquisition	—	663	(78)	2,145	—
Net gains (losses) from securities transactions	381	—	17	(1)	—
Other	546	2,065	1,291	852	922
Total non-interest income	7,831	9,100	6,712	8,500	6,485
Non-interest expense
Salaries and employee benefits	13,588	12,769	12,722	14,053	13,877
Net occupancy and equipment	2,475	2,327	2,368	2,206	2,224
Data processing	3,257	3,474	2,663	2,748	2,817
Professional fees	1,076	999	1,073	1,095	877
Advertising and business development	760	799	682	801	598
Telecommunications	439	512	580	510	486
FDIC insurance	465	425	415	797	360
Courier and postage	344	327	369	338	366
Free nationwide ATM cost	519	513	472	423	439
Amortization of core deposit intangibles	1,030	1,030	1,034	1,044	1,030
Loan expense	207	181	238	161	107
Other real estate owned	(342)	(468)	5	1,600	133
Loss on debt extinguishment	372	—	—	—	—
Merger expenses	4,015	460	152	299	—
Goodwill impairment	—	—	—	—	104,831
Other	2,484	2,458	2,108	2,385	2,690
Total non-interest expense	30,689	25,806	24,881	28,460	130,835
Income (loss) before income tax	15,059	19,581	19,346	14,599	(93,058)
Provision for income taxes (benefit)	3,286	4,415	4,271	2,111	(2,653)
Net income (loss) and net income (loss) allocable to common stockholders	$11,773	$15,166	$15,075	$12,488	$(90,405)
Basic earnings (loss) per share	$0.82	$1.06	$1.04	$0.85	$(6.01)
Diluted earnings (loss) per share	$0.80	$1.03	$1.02	$0.84	$(6.01)

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

Weighted average common shares	14,384,302	14,356,958	14,464,291	14,760,810	15,040,407
Weighted average diluted common shares	14,669,312	14,674,838	14,734,083	14,934,058	15,040,407

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
ASSETS
Cash and due from banks	$141,645	$138,869	$136,190	$280,150	$65,534
Federal funds sold	673	452	498	548	305
Cash and cash equivalents	142,318	139,321	136,688	280,698	65,839
Interest-bearing time deposits in other banks	—	—	249	249	499
Available-for-sale securities	1,157,423	1,041,613	998,100	871,827	798,576
Loans held for sale	4,108	6,183	8,609	12,394	9,053
Loans, net of allowance for credit losses(1)	2,633,148	2,763,227	2,740,215	2,557,987	2,691,626
Other real estate owned, net	10,267	10,861	10,559	11,733	8,727
Premises and equipment, net	90,727	90,876	90,322	89,412	86,087
Bank-owned life insurance	103,431	103,321	102,645	77,044	76,555
Federal Reserve Bank and Federal Home Loan Bank stock	14,540	18,454	15,174	16,415	32,545
Interest receivable	15,519	15,064	16,655	15,831	18,110
Goodwill	31,601	31,601	31,601	31,601	31,601
Core deposit intangibles, net	12,963	13,993	15,023	16,057	17,101
Other	47,223	33,702	30,344	32,108	29,252
Total assets	$4,263,268	$4,268,216	$4,196,184	$4,013,356	$3,865,571
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$984,436	$992,565	$972,364	$791,639	$693,967
Total non-interest-bearing deposits	984,436	992,565	972,364	791,639	693,967
Savings, NOW and money market	2,092,849	2,035,496	2,074,261	2,029,097	1,816,307
Time	585,492	659,494	587,905	626,854	623,344
Total interest-bearing deposits	2,678,341	2,694,990	2,662,166	2,655,951	2,439,651
Total deposits	3,662,777	3,687,555	3,634,530	3,447,590	3,133,618
Federal funds purchased and retail repurchase agreements	39,137	47,184	40,339	36,029	46,295
Federal Home Loan Bank advances	—	9,208	9,926	10,144	167,862
Subordinated debt	88,030	87,908	87,788	87,684	87,537
Contractual obligations	18,771	4,469	4,856	5,189	5,478
Interest payable and other liabilities	36,804	18,897	20,930	19,071	22,609
Total liabilities	3,845,519	3,855,221	3,798,369	3,605,707	3,463,399
Commitments and contingent liabilities
Stockholders’ equity
Common stock	178	176	175	174	174
Additional paid-in capital	392,321	389,394	387,939	386,820	386,017
Retained earnings	79,226	68,625	53,459	50,787	38,299
Accumulated other comprehensive income, net of tax	9,475	13,450	12,019	19,781	21,074
Employee stock loans	—	—	—	(43)	(43)
Treasury stock	(63,451)	(58,650)	(55,777)	(49,870)	(43,349)
Total stockholders’ equity	417,749	412,995	397,815	407,649	402,172
Total liabilities and stockholders’ equity	$4,263,268	$4,268,216	$4,196,184	$4,013,356	$3,865,571

(1) Allowance for credit losses	$52,763	$51,834	$55,525	$33,709	$34,087

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Loans Held For Investment by Type
Commercial real estate	$1,308,707	$1,261,214	$1,218,537	$1,188,696	$1,188,329
Commercial and industrial	569,513	732,126	820,736	734,495	857,244
Residential real estate	490,633	503,110	438,503	381,958	402,242
Agricultural real estate	138,793	129,020	134,944	133,693	127,349
Agricultural	93,767	97,912	93,764	94,322	83,084
Consumer	84,498	91,679	89,256	58,532	67,465
Total loans held-for-investment	2,685,911	2,815,061	2,795,740	2,591,696	2,725,713
Allowance for credit losses	(52,763)	(51,834)	(55,525)	(33,709)	(34,087)
Net loans held for investment	$2,633,148	$2,763,227	$2,740,215	$2,557,987	$2,691,626

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.96%	1.84%	1.99%	1.30%	1.25%
Past due or nonaccrual loans to total loans	2.78%	2.09%	2.30%	1.99%	2.12%
Nonperforming assets to total assets	1.74%	1.56%	1.67%	1.36%	1.55%
Nonperforming assets to total loans plus other real estate owned	2.76%	2.36%	2.50%	2.10%	2.19%
Classified assets to bank total regulatory capital	24.25%	23.20%	26.45%	25.50%	18.35%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,061,178	$986,986	$947,453	$814,114	$802,525
Total gross loans receivable	2,748,202	2,853,145	2,736,918	2,692,223	2,758,680
Interest-earning assets	4,005,509	3,964,633	3,891,140	3,647,730	3,679,168
Total assets	4,275,298	4,231,439	4,143,752	3,910,628	4,041,187
Interest-bearing deposits	2,702,040	2,656,052	2,690,159	2,551,219	2,430,407
Borrowings	132,581	171,658	139,360	172,730	377,158
Total interest-bearing liabilities	2,834,621	2,827,710	2,829,519	2,723,949	2,807,565
Total deposits	3,686,169	3,624,950	3,577,625	2,960,791	3,145,810
Total liabilities	3,852,419	3,827,400	3,748,114	3,501,056	3,558,099
Total stockholders' equity	422,879	404,039	395,638	409,572	483,088
Tangible common equity*	376,544	356,705	347,262	355,025	329,039

Performance ratios
Return on average assets (ROAA) annualized	1.09%	1.44%	1.48%	1.27%	(8.90)%
Return on average assets before income tax, provision for loan losses and goodwill impairment*	1.50%	1.70%	1.33%	1.59%	1.24%
Return on average equity (ROAE) annualized	11.05%	15.06%	15.45%	12.13%	(74.45)%
Return on average equity before income tax, provision for loan losses and goodwill impairment*	15.12%	17.79%	13.93%	15.15%	10.37%
Return on average tangible common equity (ROATCE) annualized*	13.27%	17.98%	18.57%	14.93%	(108.31)%
Return on average tangible common equity adjusted for goodwill impairment*	13.27%	17.98%	18.57%	14.93%	12.01%
Yield on loans annualized	5.43%	4.75%	4.59%	5.23%	4.65%
Cost of interest-bearing deposits annualized	0.28%	0.31%	0.36%	0.43%	0.50%
Cost of total deposits annualized	0.20%	0.22%	0.27%	0.37%	0.39%
Net interest margin annualized	3.86%	3.50%	3.31%	3.88%	3.47%
Efficiency ratio*	56.65%	58.85%	64.18%	67.19%	67.38%
Non-interest income / average assets	0.73%	0.86%	0.66%	0.86%	0.64%
Non-interest expense / average assets	2.85%	2.45%	2.44%	2.90%	12.88%

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

Capital Ratios
Tier 1 Leverage Ratio	9.02%	8.88%	8.73%	9.30%	8.76%
Common Equity Tier 1 Capital Ratio	12.39%	12.41%	12.53%	12.82%	12.76%
Tier 1 Risk Based Capital Ratio	12.90%	12.93%	13.08%	13.37%	13.32%
Total Risk Based Capital Ratio	16.63%	16.73%	17.02%	17.35%	17.35%
Total stockholders' equity to total assets	9.80%	9.68%	9.48%	10.16%	10.40%
Tangible common equity to tangible assets*	8.82%	8.68%	8.44%	9.05%	9.23%
Book value per common share	$29.08	$28.76	$27.66	$28.04	$27.08
Tangible book value per common share*	$25.90	$25.51	$24.34	$24.68	$23.72
Tangible book value per diluted common share*	$25.42	$24.98	$23.87	$24.32	$23.57

* The value noted is considered a Non-GAAP financial measure.  For a reconciliation of Non-GAAP financial measures, see Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the nine months ended			For the nine months ended
	September 30, 2021			September 30, 2020
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$752,795	$34,609	6.15%	$757,773	$26,789	4.72%
Commercial real estate	990,803	34,943	4.72%	942,478	36,533	5.18%
Real estate construction	264,344	7,195	3.64%	245,167	8,644	4.71%
Residential real estate	457,761	14,167	4.14%	464,340	14,528	4.18%
Agricultural real estate	135,795	5,203	5.12%	133,302	5,574	5.59%
Agricultural	93,680	3,432	4.90%	86,873	3,752	5.77%
Consumer	84,285	2,843	4.51%	67,255	3,461	6.87%
Total loans	2,779,463	102,392	3.94%	2,697,188	99,281	4.92%
Securities
Taxable securities	898,461	11,242	1.67%	737,009	12,113	2.20%
Nontaxable securities	100,495	2,096	2.79%	125,352	2,769	2.95%
Total securities	998,956	13,338	1.79%	862,361	14,882	2.31%
Federal funds sold and other	175,761	846	0.64%	102,202	1,409	1.84%
Total interest-earning assets	$3,954,180	116,576	3.94%	$3,661,751	115,572	4.22%
Interest-bearing liabilities
Savings, NOW and money market deposits	$2,076,643	2,728	0.18%	$1,754,759	4,923	0.37%
Time deposits	606,151	3,588	0.79%	728,083	8,904	1.63%
Total interest-bearing deposits	2,682,794	6,316	0.31%	2,482,842	13,827	0.74%
FHLB advances	16,325	155	1.27%	271,548	2,198	0.24%
Other borrowings	131,516	4,741	4.82%	100,865	2,454	3.25%
Total interest-bearing liabilities	$2,830,635	11,212	0.53%	$2,855,255	18,479	0.86%

Net interest income		$105,364			$97,093
Interest rate spread			3.41%			3.36%

Net interest margin (2)			3.56%			3.54%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed.  Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	September 30, 2021			September 30, 2020
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$630,622	$13,646	8.59%	$848,096	$8,400	3.94%
Commercial real estate	1,009,141	12,072	4.75%	979,775	12,886	5.23%
Real estate construction	283,106	2,664	3.73%	214,775	2,233	4.14%
Residential real estate	512,135	5,073	3.93%	429,965	4,733	4.38%
Agricultural real estate	134,673	1,819	5.36%	131,725	1,718	5.19%
Agricultural	91,878	1,370	5.92%	84,859	1,204	5.65%
Consumer	86,647	937	4.29%	69,485	1,104	6.32%
Total loans	2,748,202	37,581	5.43%	2,758,680	32,278	4.65%
Securities
Taxable securities	966,651	3,920	1.61%	683,630	3,476	2.02%
Nontaxable securities	94,527	655	2.75%	118,895	923	3.09%
Total securities	1,061,178	4,575	1.71%	802,525	4,399	2.18%
Federal funds sold and other	196,129	290	0.59%	117,963	405	1.36%
Total interest-earning assets	$4,005,509	42,446	4.20%	$3,679,168	37,082	4.01%
Interest-bearing liabilities
Savings, NOW and money market deposits	$2,082,515	862	0.16%	$1,784,891	875	0.19%
Time deposits	619,525	1,019	0.65%	645,516	2,189	1.35%
Total interest-bearing deposits	2,702,040	1,881	0.28%	2,430,407	3,064	0.50%
FHLB advances	1,401	10	2.78%	248,437	471	0.75%
Other borrowings	131,180	1,580	4.78%	128,721	1,440	4.45%
Total interest-bearing liabilities	$2,834,621	3,471	0.49%	$2,807,565	4,975	0.70%

Net interest income		$38,975			$32,107
Interest rate spread			3.71%			3.31%

Net interest margin (2)			3.86%			3.47%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	September 30, 2021			June 30, 2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$630,622	$13,646	8.59%	$826,647	$11,729	5.69%
Commercial real estate	1,009,141	12,072	4.75%	991,033	11,433	4.63%
Real estate construction	283,106	2,664	3.73%	253,947	2,352	3.71%
Residential real estate	512,135	5,073	3.93%	465,525	4,642	4.00%
Agricultural real estate	134,673	1,819	5.36%	131,906	1,687	5.13%
Agricultural	91,878	1,370	5.92%	94,407	1,024	4.35%
Consumer	86,647	937	4.29%	89,680	943	4.22%
Total loans	2,748,202	37,581	5.43%	2,853,145	33,810	4.75%
Securities
Taxable securities	966,651	3,920	1.61%	887,983	3,523	1.59%
Nontaxable securities	94,527	655	2.75%	99,003	717	2.90%
Total securities	1,061,178	4,575	1.71%	986,986	4,240	1.72%
Federal funds sold and other	196,129	290	0.59%	124,502	268	0.86%
Total interest-earning assets	$4,005,509	42,446	4.20%	$3,964,633	38,318	3.88%
Interest-bearing liabilities
Savings, NOW and money market deposits	$2,082,515	862	0.16%	$2,068,319	895	0.17%
Time deposits	619,525	1,019	0.65%	587,733	1,130	0.77%
Total interest-bearing deposits	2,702,040	1,881	0.28%	2,656,052	2,025	0.31%
FHLB advances	1,401	10	2.78%	37,656	80	0.86%
Other borrowings	131,180	1,580	4.78%	134,002	1,583	4.74%
Total interest-bearing liabilities	$2,834,621	3,471	0.49%	$2,827,710	3,688	0.52%

Net interest income		$38,975			$34,630
Interest rate spread			3.71%			3.36%

Net interest margin (2)			3.86%			3.50%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020

Income before income taxes	$15,059	$19,581	$19,346	$14,599	$(93,058)
Add: goodwill impairment	—	—	—	—	104,831
Less: tax effect	3,286	4,415	4,271	2,111	2,652
Adjusted income	$11,773	$15,166	$15,075	$12,488	$9,121
Weighted average common shares outstanding	14,384,302	14,356,958	14,464,291	14,760,810	15,040,407
Effect of weighted average dilutive shares assuming positive net income	285,010	317,880	269,792	173,248	82,804
Weighted average diluted shares	14,669,312	14,674,838	14,734,083	14,934,058	15,123,211
Diluted earnings per share adjusted for goodwill impairment	$0.80	$1.03	$1.02	$0.84	$0.60

Total stockholders' equity	$417,749	$412,995	$397,815	$407,649	$402,172
Less: goodwill	31,601	31,601	31,601	31,601	31,601
Less: core deposit intangibles, net	12,963	13,993	15,023	16,057	17,101
Less: mortgage servicing asset, net	—	—	—	—	1
Less: naming rights, net	1,098	1,109	1,119	1,130	1,141
Tangible common equity	$372,087	$366,292	$350,072	$358,861	$352,328
Common shares issued at period end	14,365,785	14,360,172	14,383,913	14,540,556	14,853,487
Diluted common shares outstanding at period end	14,637,306	14,664,603	14,668,287	14,756,378	14,945,282
Book value per common share	$29.08	$28.76	$27.66	$28.04	$27.08
Tangible book value per common share	$25.90	$25.51	$24.34	$24.68	$23.72
Tangible book value per diluted common share	$25.42	$24.98	$23.87	$24.32	$23.57

Total assets	$4,263,268	$4,268,216	$4,196,184	$4,013,356	$3,865,571
Less: goodwill	31,601	31,601	31,601	31,601	31,601
Less: core deposit intangibles, net	12,963	13,993	15,023	16,057	17,101
Less: mortgage servicing asset, net	—	—	—	—	1
Less: naming rights, net	1,098	1,109	1,119	1,130	1,141
Tangible assets	$4,217,606	$4,221,513	$4,148,441	$3,964,568	$3,815,727
Total stockholders' equity to total assets	9.80%	9.68%	9.48%	10.16%	10.40%
Tangible common equity to tangible assets	8.82%	8.68%	8.44%	9.05%	9.23%

Total average stockholders' equity	$422,879	$404,039	$395,638	$409,572	$483,088
Less: average intangible assets	46,335	47,334	48,376	54,547	154,049
Average tangible common equity	$376,544	$356,705	$347,262	$355,025	$329,039
Net income (loss) allocable to common stockholders	$11,773	$15,166	$15,075	$12,488	$(90,405)
Add: goodwill impairment	—	—	—	—	104,831
Less: tax effect of goodwill impairment	—	—	—	—	5,305
Adjusted net income (loss) plus goodwill impairment	11,773	15,166	15,075	12,488	9,121
Amortization of intangible assets	1,040	1,041	1,045	1,055	1,043
Less: tax effect of intangible assets amortization	218	219	219	222	234
Adjusted net income (loss) allocable to common stockholders	$12,595	$15,988	$15,901	$13,321	$9,930
Return on total average stockholders' equity (ROAE) annualized	11.05%	15.06%	15.45%	12.13%	(74.45)%
Return on average tangible common equity (ROATCE) annualized	13.27%	17.98%	18.57%	14.93%	(108.31)%
Adjusted return on average tangible common equity	13.27%	17.98%	18.57%	14.93%	12.01%

Equity Bancshares, Inc.

PRESS RELEASE - 10/19/2021

Non-interest expense	$30,689	$25,806	$24,881	$28,460	$130,835
Less: merger expense	4,015	460	152	299	—
Less: loss on debt extinguishment	372	—	—	—	—
Less: goodwill impairment	—	—	—	—	104,831
Non-interest expense, excluding merger expense, loss on debt extinguishment and goodwill impairment	$26,302	$25,346	$24,729	$28,161	$26,004
Net interest income	$38,975	$34,630	$31,759	$35,559	$32,107
Non-interest income	7,831	9,100	6,712	8,500	6,485
Less: net gain on acquisition	—	663	(78)	2,145	—
Less: net gains (losses) from securities transactions	381	—	17	(1)	—
Non-interest income, excluding gains (losses) from securities transactions	$7,450	$8,437	$6,773	$6,356	$6,485
Net interest income plus non-interest income, excluding net gain on acquisition and net gains (losses) from securities transactions	$46,425	$43,067	$38,532	$41,915	$38,592
Non-interest expense less goodwill impairment to net interest income plus non-interest income	65.57%	59.01%	64.67%	64.60%	67.38%
Efficiency ratio	56.65%	58.85%	64.18%	67.19%	67.38%
Net income (loss) allocable to common stockholders	$11,773	$15,166	$15,075	$12,488	$(90,405)
Add: income tax provision	3,286	4,415	4,271	2,111	(2,653)
Add: provision (reversal) of credit losses	1,058	(1,657)	(5,756)	1,000	815
Add: goodwill impairment	—	—	—	—	104,831
Adjusted net income	$16,117	$17,924	$13,590	$15,599	$12,588
Total average assets	$4,275,298	$4,231,439	$4,143,752	$3,910,628	$4,041,187
Total average stockholders' equity	$422,879	$404,039	$395,638	$409,572	$483,088
Return on average assets (ROAA) annualized	1.09%	1.44%	1.48%	1.27%	(8.90)%
Adjusted return on average assets	1.50%	1.70%	1.33%	1.59%	1.24%
Adjusted return on average equity	15.12%	17.79%	13.93%	15.15%	10.37%